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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                                                                         For the Six Months
CONSEP, INC.                                  For the Years Ended December 31,                               Ended June 30,  Sep 21
                                  1992       1993        1994        1995        1996        1997         1997         1998    1998
                              ------------------------------------------------------------------------   ------------------  ------
SELECTED BALANCE SHEET ITEMS                                                                                  (Unaudited)


Accounts Receivable                                                    $3,797      $3,602      $4,734                  $9,926
Inventory                                                               8,012       7,994       9,316                   9,988
Current Assets                                                         14,433      15,405      16,565                  21,394
Current Liabilities                                                     5,649       7,972       8,293                  13,332
Working Capital                     7,435       1,973       6,862       8,784       7,433       8,272                   8,063
Short Term Debt                                                         1,711       1,170       1,493                   3,975
Current Maturities LTD                                                    444         347         559                     496
Long Term Debt and Preferred S      1,496       1,273         689         951       1,191       2,168                   2,062
Common Stockholders' Equity        10,636       6,489      12,440      14,681      17,010      15,217                  15,147
Total Capitalization               12,132       7,762      13,129      15,632      18,201      17,385                  17,209
Total Assets                       16,003      13,840      19,653      21,559      23,411      25,678                  30,541

SELECTED INCOME STATEMENT ITEMS

Sales                              17,830      21,274      25,120      30,844      33,229      39,204      13,780      13,155
Cost of Goods Sold                                         19,816      23,094      25,242      29,787      10,045       9,946
Gross Profit                                                5,304       7,750       7,987       9,417       3,735       3,210
Other Income                                                  336         304         359         467         177          20
Interest Expense                                              269         284         324         425         127         160
Deprec and Amort Exp                                          816         882       1,072       1,172         574         636
Sell, Gen & Adm Exp                                         8,544       7,997       9,051      10,078       2,254       1,374
Other Operating Exp                                         2,592       1,059       1,454       1,204       1,220       1,439
Other Expenses                                                 85           0           0           0           0           7
Pre-Tax Income                                             (5,849)     (1,286)     (2,483)     (1,822)        311         250
Taxes                                                           0           0           0           0           0           0
Net Income From Cont Ops           (3,257)     (4,126)     (5,849)     (1,286)     (2,483)     (1,822)        311         250
Disc Ops /   Extrao Items               0           0           0           0           0           0           0           0
Net Income                         (3,257)     (4,126)     (5,849)     (1,286)     (2,483)     (1,822)        311         250
EBITDA                                                     (4,764)       (120)     (1,087)       (226)      1,012       1,046

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio                                                            2.55        1.93        2.00                    1.60
Collection Period (Days)                                                44.94       40.64       38.80             *     69.35 *
Inventory Turnover                                                       2.88        3.15        3.44             *      3.08 *
Sales/Assets (Avg.)                  1.11        1.43        1.50        1.50        1.48        1.60             *      1.37 *
EBIT/Interest                                              -20.71       -3.52       -6.66       -3.29             *     -3.11 *
EBITDA/CMLTD+Interest                                                   -0.16       -1.62       -0.23             *     -0.20 *
Equity/Assets (Avg.)                 0.66        0.57        0.57        0.66        0.70        0.66                    0.54
Equity/Ttl.Capitalization (Avg       0.88        0.86        0.91        0.94        0.94        0.91                    0.88

SELECTED PROFITABILITY RATIOS

Net Income Cont. Ops./Sales        -18.27%     -19.39%     -23.29%      -4.17%      -7.47%      -4.65%            *     -4.88%*
Net Income Cont. Ops./Avg. Equ     -30.62%     -48.19%     -61.80%      -9.48%     -15.67%     -11.31%            *    -12.40%*
Net Income Cont. Ops./Avg. Ass     -20.35%     -27.65%     -34.93%      -6.24%     -11.04%      -7.42%            *     -6.70%*
Gross Profit/Sales                                          21.11%      25.13%      24.04%      24.02%      27.10%      24.40%
Operating Expenses/Sales                                    44.33%      29.36%      31.61%      28.78%      25.21%      21.38%
Taxes/Pre-Tax Income                                         0.00%       0.00%       0.00%       0.00%       0.00%       0.00%

SELECTED EARNINGS AND PRICING RATIOS                                                                       (Unaudited)

LTM EPS From Continuing Operations             ($1.01)     ($0.97)     ($0.19)     ($0.31)     ($0.19)            $.019)  ($0.19)**
Weighted Average EPS Cont. Ops. (5 Yr.)                                                         $0.00                       0.00***
Forecasted Next Year EPS (12/98)                                                                                          ($0.12)
Fully Diluted EPS (As Reported)                ($1.01)     ($0.97)     ($0.19)     ($0.31)     ($0.19)   $0.03    $0.03
Dividend Per Share                              $0.00       $0.00       $0.00       $0.00       $0.00    $0.00    $0.00    $0.00****
Dividend Yield                                                                                   0.00%                      0.00%
Percentage Payout                                0.00%       0.00%       0.00%       0.00%       0.00%    0.00%    0.00%    0.00%
Last Twelve Months Sales Per Share                          $4.19       $4.56       $4.17       $4.15             $3.98    $3.98**
Last Twelve Months EBITDA Per Share                        ($0.79)     ($0.02)     ($0.14)     ($0.02)           ($0.02)  ($0.02)**
Book Value Per Share                                                    $1.94       $1.80       $1.61             $1.57    $1.57**
Price Per Share                                                                                 $1.50                      $0.94
Invested Capital Per Share                                                                      $1.95                      $1.61
Price Per Share / LTM EPS - Continuing Operations                                                 nmf                       nmf
Price Per Share / Wt. Avg. EPS Cont. Ops. (5 years)                                               nmf                       nmf
Price Per Share / Forecasted EPS                                                                                            nmf
Price Per Share / Book Value Per Share                                                           0.93 x                     0.60 x
Price Per Share / Sales Per Share (LTM)                                                          0.36 x                     0.24 x
Price Per Share / EBITDA Per Share (LTM)                                                          nmf                       nmf
Invested Capital Per Share / Sales Per Share (LTM)                                               0.47 x                     0.41 x
Invested Capital Per Share / EBITDA Per Share (LTM)                                               nmf                       nmf
End of Period Shares Outstanding                                    7,569,537   9,431,203   9,460,151            9,657,664
Weighted Average Shares Outstanding                     6,001,863   6,761,623   7,963,358   9,450,963  9,537,979 9,683,674

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)                -13.52%      10.82%      10.44%       9.98%       9.92%
CAGR in Sales (1,2,3,4,5 Yrs.)                  19.32%      18.70%      20.04%      16.84%      17.07%
CAGR in F.D. EPS Cont. Ops. (1,2,3,4,5 Yrs        nmf         nmf         nmf         nmf         nmf
EPS Cont. Ops. (5 Year Average)                                                                ($0.53)
EPS Cont. Ops. (5 Year Standard Deviation)                                                      $0.38
CAGR in F.D. EPS (1,2,3,4,5 Yrs.)                 nmf         nmf         nmf         nmf         nmf
EPS (5 Year Average)                                                                           ($0.53)
EPS (5 Year Standard Deviation)                                                                 $0.38




                                        EPS Cont. Ops. - Earnings per share before discontinued
                                            operations and/or extraordinary and nonrecurring items
                                        nmf - Not meaningful
                                        n/a - Not available
                                        * Annualized
                                        ** As of 6/30/98
                                        *** As of 12/31/97
                                        **** Indicated dividend rate


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